Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTN: Business Editors
Media Contacts:
Jeff Zilka
(312) 240-3389
Jeff.Zilka@edelman.com

 Katie Wood
(312) 240-2827
Kathryn.Wood@edelman.com

Nuveen Investments to Be Acquired By Private Equity Group Led By
Madison Dearborn Partners, LLC

     ●   Nuveen Investments Stockholders to Receive $65 Cash Per Share, a 20 Percent Premium to Price on June 19, 2007, in $6.3 Billion Transaction

●   Transaction to Enhance the Implementation of Nuveen Investments’ Existing Growth Strategies

●  Current President John P. Amboian Appointed Chief Executive Officer, Timothy R. Schwertfeger to Remain Chairman

Chicago, June 20, 2007 – Nuveen Investments, Inc. (NYSE: JNC), a leading provider of diversified investment services to institutional and high-net-worth investors, today announced it has agreed to an all-cash buyout offer from an investor group majority-led by Madison Dearborn Partners, LLC (“MDP”).

Nuveen Investments stockholders will receive $65.00 in cash for each share of Nuveen Investments common stock they own, representing a premium of 20 percent over the closing price of Nuveen Investments’ shares on June 19, 2007, and a 26 percent premium to the 90-day average closing price of $51.56. The offer also represents a 16 percent premium to Nuveen Investments’ all-time, intra-day high of $56.20, which it reached on January 11, 2007. The total transaction is valued at $6.3 billion, including existing debt of $550 million.

“We are pleased with this transaction, which reflects an important step in our firm’s development and a compelling value for our stockholders,” said Timothy R. Schwertfeger, 58, chairman and chief executive officer of Nuveen Investments. “This transaction by MDP, with an anticipated equity participation by management, will provide Nuveen Investments the opportunity to accelerate our development of new investment capabilities, products and distribution channels, and help us attract and retain top industry talent. We believe that we will be able to develop even further our institutional and high-net-worth presence, our mutual fund business and our structured product expertise. Our highest commitment remains to continually meet the needs of our institutional and individual clients as well as the consultants and financial advisors who serve them.”

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Nuveen Investments’ Board of Directors, based on the recommendation of a Special Committee of Independent Directors, reviewed and unanimously approved the transaction and recommends that stockholders support it.

Commenting on the transaction, Timothy M. Hurd, a managing director for Madison Dearborn Partners, said, “In its 109-year history, Nuveen Investments has created one of the best known, most highly trusted brands in the investment management industry. We fully support Nuveen Investments’ growth strategies and our objective is to provide additional resources and flexibility to strengthen the Company’s long-term strategic development. We believe that supporting the business in this way will sustain a very positive environment for high-performing professionals to excel and prosper.”

MDP, based in Chicago, has drawn upon its and Nuveen Investments’ relationships to assemble a group of financial advisors and investors that includes Merrill Lynch and Merrill Lynch Global Private Equity, Wachovia and Wachovia Capital Partners, LLC, Citi, Deutsche Bank and Deutsche Bank Investment Partners, and Morgan Stanley.

Duane R. Kullberg, lead independent director for Nuveen Investments, said, “This provides an attractive valuation to public stockholders of Nuveen Investments while also addressing the needs of the Company’s other important constituencies and putting the Company in a strong position to continue its long-term success for the benefit of its clients and employees. Additionally, our management transition marks the culmination of a highly successful eleven-year period under Tim’s leadership during which our market value grew more than sevenfold.”

Under the merger agreement, Nuveen Investments, Inc. may solicit proposals from third parties through July 19, 2007; and its Board of Directors, with the assistance of Goldman Sachs, intends to solicit proposals during this period. There can be no assurances that the solicitation of proposals will result in an alternative transaction. Nuveen Investments does not intend to disclose developments with respect to this solicitation process unless and until its Board of Directors has made a decision regarding any alternative proposals.

The merger is expected to be completed by the end of the year, subject to customary conditions. The Company’s legal advisors were Cravath, Swaine & Moore LLP and Winston & Strawn LLP. The Special Committee’s financial advisor was Goldman Sachs and it received fairness opinions from both Goldman Sachs and Sandler O’Neill & Partners, L.P. The Special Committee’s legal advisor was Katten Muchin Rosenman LLP. For MDP, Merrill Lynch served as lead transaction advisor and Kirkland & Ellis LLP served as legal advisor to the private equity group.

John P. Amboian Succeeds Timothy R. Schwertfeger as Chief Executive Officer
Effective July 1, John P. Amboian, 46, Nuveen Investments’ president and a director since 1999, will succeed Timothy R. Schwertfeger as chief executive officer. Schwertfeger will become the non-executive chairman of the Nuveen Investments corporate board and will remain the chairman of the Nuveen fund board. He will continue to help shape Nuveen Investments’ strategic development.

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“A transition of leadership at this time allows us to embark on the next phase of our development with a team in place that is ready and fully prepared for the exciting opportunities that are ahead of us,” said Amboian. “We’re fortunate to be able to tap into a very talented base of people across our firm. We remain focused on broadening and expanding our business while maintaining a multi-boutique operating model that supports independent investment and research teams and that leverages shared and scaled resources in distribution, service, operations and administration. Furthermore, we’re extremely confident that our new equity partners are equally committed to our business model, our strategic approach and our people. ”

Conference Call
Nuveen Investments will host a conference call today at 9:00 a.m. Central time. Access to the teleconference will be available via www.nuveen.com or by dialing (866) 248-7869 or (706) 679-2134 and referencing conference ID number 4658072.

A replay of the call will be available beginning at approximately 11:00 a.m. Central time today through Wednesday, June 27, 2007. To access the replay, please dial (800) 642-1687 or (706) 645-9291, conference ID number 4658072 or visit the Analysts & Press/Investor Relations section of the company’s website at www.nuveen.com.

Nuveen Investments provides high-quality investment services designed to help secure the long-term goals of institutions and high-net-worth investors as well as the consultants and financial advisors who   serve them. Nuveen Investments markets its growing range of specialized investment solutions under the high-quality brands of NWQ, Nuveen, Santa Barbara, Tradewinds, Rittenhouse and Symphony. In total, the Company manages $166 billion in assets as of March 31, 2007. Nuveen Investments is listed on the New York Stock Exchange and trades under the symbol “JNC.”

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FORWARD LOOKING STATEMENTS

Certain statements made by Nuveen in this communication are forward-looking statements.  The risks, uncertainties and assumptions involved in these forward looking statements include, but are not limited to, the ability to obtain Nuveen stockholder and regulatory approval, the ability to obtain fund and client consents, the effects of the substantial competition in the investment management business, including competition for access to brokerage firms’ retail distribution systems, Nuveen’s reliance on revenues from investment management contracts which renew annually, regulatory developments, accounting pronouncements, and other additional risks and uncertainties as set forth in Nuveen’s filings with the SEC.  Nuveen undertakes no responsibility to update publicly or revise any forward-looking statements.

IMPORTANT LEGAL INFORMATION

Nuveen Investments, Inc. (Nuveen) intends to file with the SEC a proxy statement and other related documents regarding the proposed transaction described in this communication.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NUVEEN, THE PROPOSED TRANSACTION AND RELATED MATTERS.  A definitive proxy statement will be sent to holders of Nuveen’s common stock seeking their approval of the proposed transaction.  This communication is not a solicitation of a proxy from any security holder of Nuveen.

Investors will be able to obtain the proxy statement and the other related documents (when they become available) and other documents filed with the SEC free of charge at the SEC’s website at www.sec.gov.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge by directing a request to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, Attention of John MacCarthy.

Nuveen, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Nuveen’s common stock.  Information regarding Nuveen’s directors and executive officers is available in the proxy statement filed with the SEC by Nuveen on April 6, 2007.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC.

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